Exhibit 28.1
                         To Form 8-K dated April 7, 1997
                        of Cerx Entertainment Corporation



Johnson, Holscher & Company, P.C.                   Certified Public Accountants
5975 Greenwood Place Boulevard, Suite 140                   Phone (303) 694-2727
Englewood, Colorado 80111                               Facsimile (303) 694-3172




April 7, 1997


Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

We were previously the principal accountants for CERX ENTERTAINMENT CORPORATION and under the date of February 29, 1996, we reported on the balance sheets of CERX ENTERTAINMENT CORPORATION as of December 31, 1995 and 1994, and related statements of loss and accumulated deficit, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1995. On April 7, 1997, our appointment as principal accountants was terminated. We have read the CERX ENTERTAINMENT CORPORATION statements included under Item 4 of its Form 8-K dated April 7, 1997, and agree with such statements.

Very truly yours,

/s/ Johnson, Holscher & Co.
---------------------------
Johnson, Holscher & Company, P.C.